UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported): April 30, 2008

AMERICAN LAND LEASE, INC.

(Exact Name of Registrant as specified in its Charter)

Delaware	1-09360	84-1038736
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

29399 US HWY 19 NORTH, CLEARWATER, FL 33761

(Address of Principal Executive Offices) (Zip Code)

(727) 726-8868

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2008, the Board of Directors of American Land Lease, Inc. (the “Company”) adopted, subject to approval of the stockholders, the Company’s 2008 Stock Award and Incentive Plan (the “2008 Plan”), which provides for the reservation of 600,000 shares of common stock available for issuance thereunder. On April 30, 2008, the Company’s stockholders approved the adoption of the 2008 Plan at the Company’s annual meeting of stockholders. The 2008 Plan is the successor to the Company’s 1998 Stock Incentive Plan, which expired on April 21, 2008.

The following summary of the 2008 Plan is qualified in its entirety by reference to the text of the 2008 Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The 2008 Plan provides for the granting of stock options, stock appreciation rights, and awards of restricted stock, deferred stock and performance shares (collectively referred to as “incentive awards”) with respect to up to 600,000 shares of the Company’s common stock. The 2008 Plan will be administered by the Compensation Committee of the Board of Directors or the full Board of Directors (the Compensation Committee or the full Board of Directors acting in such capacity is referred to as the “Committee”). All of our employees, officers, directors and consultants are eligible to receive incentive awards under the 2008 Plan if selected by the Committee.

Of the 600,000 shares reserved for issuance under the 2008 Plan, only 300,000 shares may be awarded as awards of restricted stock, deferred stock and performance shares. Shares subject to the unexercised portion of any incentive award that expires, terminates or is canceled and shares issued pursuant to an incentive award that the Company reacquires will again become available for the grant of further incentive awards under the 2008 Plan. However, shares that are surrendered or withheld as payment of either the exercise price of an incentive award or withholding taxes in respect of such an award will not be returned to the 2008 Plan and the reserve will be reduced by the full number of shares exercised pursuant to the grant of stock appreciation rights, regardless of the number of shares upon which payment is made.

The terms of any incentive award will be governed by the 2008 Plan and, if not inconsistent with the 2008 Plan, an award agreement approved by the Committee and entered into by the Company and the recipient. Stock options granted pursuant to the 2008 Plan will have an exercise price determined by the Committee, but the exercise price may not be less than the fair market value of the Company’s common stock on the date of grant.

Unless earlier terminated by the Board, the 2008 Plan will expire on April 30, 2018.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description
10.1	American Land Lease, Inc. 2008 Stock Award and Incentive Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LAND LEASE, INC.
(Registrant)

Dated: May 6, 2008	By:	/s/ Shannon E. Smith
Shannon E. Smith
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	American Land Lease, Inc. 2008 Stock Award and Incentive Plan